Exhibit 99.1

Contacts:
Thomas Kiraly	(512) 777-3800
Russell Allen	(512) 777-3800

Hanger Announces Restatement of Certain Previously-Issued Unaudited Interim Financial Statements

Austin, Texas, February 17, 2015 /PRNewswire/ —

Hanger, Inc. (NYSE:HGR) today announced that it will restate its previously-issued unaudited interim financial information for the quarterly periods ended March 31, 2014, March 31, 2013, September 30, 2013, December 31, 2013 and March 31, 2012; and the year-to-date periods ended June 30, 2014, June 30, 2013, September 30, 2013 and June 30, 2012.  The Company’s Audit Committee made the decision to restate these prior periods in consultation with management.  The restatements are due to errors identified in these financial statements for these periods.  Accordingly, investors should no longer rely upon the Company’s previously released financial information for these periods and any press releases or other shareholder communications that relate to that information.  The Company intends to file restated financial information as soon as practicable.

The errors that caused the Company to restate these prior periods were identified during the course of the Company’s preparation of its financial statements for its quarter ended September 30, 2014.  A list of the errors, including their estimated impact on pre-tax income, is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2015.

The errors fall into the following general categories:

•                  Cost of Materials — Absence of elimination of certain intercompany profit amounts between segments and other computational errors;

•                  Education Fair — Timing of in year expense recognition related to the Company’s annual employee education conference;

•                  Depreciation — Delayed commencement of depreciation expense related to the Company’s new clinic management system;

•                  Lease Accounting — Incorrect application of GAAP accounting requirements for lease accounting; and

•                  Other Recurring and Non-Recurring Errors.

Based on its review to date, the Company preliminarily anticipates that the restatements will result in the estimated adjustments to its unaudited income statements identified in the tables below (amounts in thousands, except for per share amounts):

2014 Restatements

	Three Months Ended			Six Months Ended
	March 31, 2014			June 30, 2014
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Pre-tax Income	$9,932	$(3,919)	$6,013	$30,134	$(2,484)	$27,650
Net Income	5,997	(2,461)	3,536	18,616	(1,555)	17,061
Diluted Income per share	$0.17	$(0.07)	$0.10	$0.52	$(0.04)	$0.48

2013 Restatements

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2013			September 30, 2013			December 31, 2013
	Reported	Adjustments	Restated	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Pre-tax Income	$14,939	$(3,015)	$11,924	$33,889	$(2,689)	$31,200	$29,625	$4,106	$33,731
Net Income	9,490	(1,893)	7,597	21,659	(1,697)	19,962	18,356	2,588	20,944
Diluted Income per share	$0.27	$(0.05)	$0.22	$0.61	$(0.05)	$0.56	$0.52	$0.07	$0.59

	Six Months Ended			Nine Months Ended
	June 30, 2013			September 30, 2013
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Pre-tax Income	$37,230	$(2,872)	$34,358	$71,119	$(5,562)	$65,557
Net Income	23,569	(1,807)	21,762	45,228	(3,504)	41,724
Diluted Income per share	$0.67	$(0.05)	$0.62	$1.28	$(0.10)	$1.18

2012 Restatements

	Three Months Ended			Six Months Ended
	March 31, 2012			June 30, 2012
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Pre-tax Income	$13,960	$(2,909)	$11,051	$42,001	$(2,894)	$39,107
Net Income	8,636	(1,806)	6,830	26,021	(1,797)	24,224
Diluted Income per share	$0.25	$(0.05)	$0.20	$0.75	$(0.05)	$0.70

The Company has not yet fully completed its review and therefore these amounts are preliminary and subject to change.

In connection with the errors discovered in the Company’s financial statements described above, and the Company’s ongoing assessment of its internal control over financial reporting, the Audit Committee of the Board of Directors has also concluded that there were material weaknesses in the Company’s internal control over financial reporting in addition to those that have been previously reported.  The additional material weaknesses relate to the design and operation of effective controls over:

•                  Leases — the technical accounting procedures and review relating to lease accounting to ensure that lease agreements are accounted for in accordance with GAAP;

•                  Billing Data and Invoicing Controls — the completeness and accuracy of payor-related billing data in the Company’s software systems, and invoicing controls; and

•                  Accounts Receivable Allowances —the calculation of allowances for future contractual adjustments and allowances for doubtful accounts.  The Company discovered this additional material weakness in the preparation of preliminary financial statements for third quarter of 2014, as errors arose in the calculation of accounts receivable allowances for that period.

Based on these newly identified material weaknesses, along with previously reported material weaknesses, the Company has concluded that it has an additional material weakness relating to the ineffectiveness of the Company’s control environment; specifically, that the Company did not have appropriate accounting resources to meet its financial reporting requirements.

The Company is in the process of remediating its material weaknesses, although it is unable at this time to estimate when the remediation efforts will be completed.  However, the Company believes it has made progress toward remediation of the underlying causes of the material weaknesses.  Among other actions taken by the Company, it has hired and appointed a new Chief Financial Officer, a new Chief Accounting Officer, and a new Corporate Controller.  Additionally, it has hired and engaged significant additional accounting resources and professionals.

The Company has not released its financial results for the third quarter of 2014, and has previously announced that it was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 because of the additional time required to complete accounting reviews relating to the determination of the amounts and applicability of certain accounts receivable allowances, real property lease expenses and material costs.  The Company has completed its work associated with its accounts receivable allowances and cost of materials related to the quarter ended September 30, 2014, and it continues to review its lease accounting and the indirect effect of lease accounting on other items for that quarter and prior periods.  Until the Company has finalized its lease accounting for the quarterly period ended September 30, 2014 and prior periods, as well as completed and filed amendments to prior reports to correct the errors discussed above, the Company will be unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 or its Annual Report on Form 10-K for the year ended December 31, 2014.

The timing of the filings described above may be adversely affected by the results of a refined inventory estimation method that the Company implemented in the fourth quarter of 2014 in connection with its continuing efforts to remediate material weaknesses identified in 2012 and 2013 related to the valuation of inventory and cost of materials.  This method is intended to result in more precise estimates of inventory values.  If the new estimation method results in a significant difference in the valuation of inventory, then the Company will evaluate the reason for such differences, including whether the new estimation method indicates there was an error in the historical valuation methodology.  If one or more errors are identified, then the Company could determine that one or more prior periods require restatement, including the periods described above.     Such a restatement, if it is found necessary, would not be anticipated to change the Company’s cash flow from operating activities for affected historical periods.  While the Company is working to complete its closing processes as expeditiously as possible, it expects that in light of the circumstances, it likely will not be able to file its Annual Report on Form 10-K for the year ended December 31, 2014 in a timely manner.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with in excess of 760 locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.  For more information on Hanger, visit www.hanger.com and follow us at www.Facebook.com/HangerNews, www.Twitter.com/HangerNews, and www.YouTube.com/HangerNews.

This document contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements in the Non-reliance Periods and/or additional historical periods, and the time required to complete the financial statements and accounting review.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission as well as the risk factor set forth within Item 8.01 of the Company’s Current Report on Form 8-K filed on February 17, 2015. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.